Exhibit 99.1

For Immediate Release

SPAR Group, Inc. Reports Third Quarter Fiscal 2026 Results

Second Consecutive Quarter of Profitability with Improving Gross Margins

Expands Growth Pipeline with New Multi-Year Retail Partner Agreement

CHARLOTTE, NC, November 13, 2026 – SPAR Group, Inc. (OTCQB: SGRP) (“SGRP”, and together with its subsidiaries, “SPAR,” “SPAR Group” or the “Company”), an innovative services company offering comprehensive merchandising and sales solutions for retailers and brands throughout the United States and Canada, today reported financial results for the periods ended September 30, 2026.

William Linnane, President and Chief Executive Officer of SPAR Group, commented, “I am pleased with our progress in returning to profitability for the second consecutive quarter. Although lower remodel activity year over year impacted revenue in the U.S., sales growth in Canada and our continued focus on higher-quality revenue drove continued profitability, resulting in positive net income, stronger gross margins year on year, and a 47% increase in Adjusted EBITDA on a year-to-date basis. Importantly, after quarter-end, we signed a three-year services agreement with a national retailer for merchandising, store remodeling, and temporary labor services, beginning in 2027. We are building a business with greater earnings consistency, stronger customer relationships, an enhanced go to market approach, improved in store execution and improved operating leverage. As we look to quarter four 2026, and to full year 2027, we will leverage improved operating performance to generate consistent cash flow and to improve financial stability, leading to a strengthened balance sheet over time. This is a key strategic focus. The third quarter represents another significant step forward in SPAR’s transformation but there is more to do as we remain focused on increasing profitability, creating free cashflow and reducing debt.”

“At the same time, we continue to invest in strategic initiatives designed to accelerate future growth. Our strategic partnership with ReposiTrak combines advanced retail technology and data intelligence with SPAR’s nationwide execution platform to create a differentiated solution that helps retailers and consumer goods vendors to drive sales, improve on-shelf availability, increase labor efficiency, and enhance the consumer experience. Initial results from our joint go-to-market Touchless Retail approach have been very positive. More broadly, we expect that our work with ReposiTrak will lead to new go-to-market opportunities and will result in an improved operating model." concluded Linnane.

Steven Hennen, Chief Financial Officer of SPAR Group, commented, “Our third quarter financial performance reflects continued progress against our strategic and financial objectives. Gross margin expanded to 18.9%, notwithstanding lower U.S. revenue, while disciplined cost management drove SG&A expenses down 39% from the prior year. As a result, we reported positive net income for the second consecutive quarter and generated $1.4 million in Adjusted EBITDA in the quarter. These results demonstrate the earnings potential of our merchandising-focused business model and the benefits of actions taken over the past year to improve operational efficiency and streamline the organization.”

“We believe our focus on recurring merchandising revenue, disciplined expense management, and operational execution positions SPAR to continue enhancing profitability and long-term shareholder returns,” concluded Hennen.

Third Quarter 2026 Highlights

●	Net revenues were $33.5 million, down 19.0% year-over-year.
●	Gross Margin was 18.9% of sales, up from 18.6% of sales in the prior year, driven by the mix of services in the U.S.
●	Selling, general and administrative expenses declined 39.0% year-over-year to $5.6 million, reflecting benefits from cost reduction initiatives and organizational restructuring.
●

Net income was $50 thousand, or $0.00 per diluted share, compared to a net loss of ($8.8) million, or ($0.37) per diluted share, in the third quarter of fiscal 2025. Non-GAAP adjusted diluted income per common share was $0.01 compared to adjusted diluted loss per share of $(0.17) in the prior year period.

●	Adjusted EBITDA was $1.4 million, compared to the prior year of $90 thousand.

Nine Months Ended 2026 Highlights

●	Net revenues were $101 million, down 11.5% year-over-year.
●	Gross Margin was 21.3% of sales, from 21.1% of sales in the prior year.
●	Selling, general and administrative expenses declined 19.2% year-over-year to $18.6 million, reflecting benefits from cost reduction initiatives and organizational restructuring.
●

Net loss was ($94) thousand, or ($0.00) per diluted share, compared to a net loss of ($8.3) million, or ($0.35) per diluted share, in the third quarter of fiscal 2025. Non-GAAP adjusted diluted income per share was $0.04 compared to adjusted diluted loss per share of ($0.14) in the prior year period.

●	Adjusted EBITDA was $4.3 million, compared to the prior year of $2.9 million, up 47.3% year on year

Financial Position as of September 30, 2026

The Company ended the quarter with $4.7 million of cash and cash equivalents. For the nine months ended September 30, 2026, net cash used by operating activities was $7.2 million, driven by working capital intensity from the acceleration of growth initiatives.

2026 Financial Guidance

We are adjusting our full-year 2026 financial outlook to reflect our continued focus on higher-margin merchandising services and our current expectations for lower remodel activity this year. In addition, the guidance reflects some projects which have moved from 2026 to 2027, and a slowdown in certain retail sector capital spends as 2026 progressed. While this impacts revenue expectations, the gross margin enhancements year on year and the cost base reductions support our objective of improving earnings quality, profitability, and long-term shareholder value:

●	Net revenues in the range of $125 to $130 million compared to 2025 Net revenues of $136 million for the U.S. and Canada.
●	Gross margins of 20.0%-22.0%, versus 2025 Gross margin of 15.9% for the U.S. and Canada.
●	Selling, general, and administrative costs, excluding unusual items, of $23.5 to $25.0 million, versus 2025 of $32.2 million.

About SPAR Group, Inc.

SPAR Group is an innovative services company offering comprehensive merchandising, marketing and distribution solutions to retailers and brands throughout the United States and Canada. We provide resources and analytics that improve brand experiences and transform retail spaces. We offer a unique combination of scale and flexibility with a passion for client results that separates us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release (this "Press Release") contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (the "Corporation"' or "SGRP") and its subsidiaries (together with SGRP, "SPAR", "SPAR Group" or the "Company"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the "Securities Laws").

Readers can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as "may," "will," "expect," "intend," "believe," "estimate," "anticipate," "continue," "plan," "project," or the negative or variations of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by the Corporation may include (without limitation) statements regarding risks, uncertainties, cautions, circumstances and other factors ("Risks"). Those Risks include (without limitation): potential or continued revenue growth, gross margin expansion, and continued favorable shift in service mix from remodeling toward merchandising services; continued and new long-standing relationships with retailers, distributors and manufacturers of consumer goods; successful results from merchandising partnerships and relationships with other companies, borrowing, repaying or guarantying the Company's recent unsecured loans or paying interest thereon; issuing the shares of the Corporation's 'Common Stock; the departure in 2025 of various of the Corporation's executives previously reported and the agreements made with them; potential non-compliance with applicable OTCQB rules regarding minimum bid prices, the filing of periodic financial reports, director independence, holding annual meetings, or other rules; the impact of selling certain of the Corporation's subsidiaries; or any impact resulting from the Risks on revenues, earnings or cash; the Company's cash flows or financial condition; and plans, intentions, expectations. The Corporation's forward-looking statements also include (without limitation) statements made in "Business", "Risk Factors", "Cybersecurity", "Legal Proceedings", "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Controls and Procedures", and "Certain Relationships and Related Transactions, and Director Independence" in the Corporation's Annual Report for 2025 referenced below.

The information contained in this Press Release is made only as of the date hereof, even if subsequently made available by the Corporation on its website or otherwise. For additional information and risk factors that could affect the Company, see the Corporation's Annual Report on Form 10-K for its fiscal year ended December 31, 2025, as filed on March 31, 2026, by SGRP with the Securities and Exchange Commission (the "SEC"), and SGRP's Proxy Statement for its 2026 Annual Stockholders Meeting, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports and statements as and when filed with the SEC (including the Annual Report, Proxy Statement, Quarterly Reports, and Current Reports, each a "SEC Report").

You should carefully review and consider the Corporation's forward-looking statements (including all Risks and other cautions and uncertainties) and other information made, contained, noted or referenced in or incorporated by reference into this Press Release or any SEC Report, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of the Company (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, indebtedness, legal costs, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation, vendors, or other achievement, results, risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "Expectations"), and our forward-looking statements (including all Risks) and other information reflect the Corporation's current views about future events and circumstances. Although the Corporation believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of the Company or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by the Corporation, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond the Corporation's control). In addition, new Risks arise from time to time, and it is impossible for the Corporation to predict these matters or how they may arise or affect the Company. Accordingly, the Corporation cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the Corporation's common stock.

These forward-looking statements reflect the Corporation's Expectations, views, Risks and assumptions only as of the date hereof, and the Corporation does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

Investor Relations Contacts:

Steven Hennen or Bridget Foor

shennen@sparinc.com or bfoor@sparinc.com

Financial Tables Follow

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net revenues	$33,544	$41,416	$100,968	$114,087
Cost of revenue	27,215	33,726	79,418	90,059
Gross profit	6,329	7,690	21,550	24,028
Selling, general and administrative expense	5,607	9,187	18,573	22,994
Restructuring costs and severance	67	4,018	312	4,018
Depreciation and amortization	423	404	1,266	1,185
Operating income (loss)	232	(5,919)	1,399	(4,169)
Interest expense	686	663	1,827	1,721
Other (income) expenses, net	(212)	463	(182)	460
Loss before income tax expense	(242)	(7,045)	(246)	(6,350)
Provision for income taxes	(292)	1,719	(152)	1,953
Net income (loss)	$50	$(8,764)	$(94)	$(8,303)
Basic earnings (loss) per common share	$0.00	$(0.37)	$0.00	$(0.35)
Diluted earnings (loss) per common share	$0.00	$(0.37)	$0.00	$(0.35)
Weighted average common shares – basic	28,399	23,648	26,272	23,523
Weighted average common shares – diluted	28,400	23,696	26,272	23,567

SPAR Group, Inc. and Subsidiaries
Geographic Data
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Net Revenues:		% of		% of		% of		% of
United States	$29,522	88.0%	$38,171	92.2%	$89,290	88.4%	$104,306	91.4%
Canada	4,022	12.0%	3,245	7.8%	11,678	11.6%	9,781	8.6%
Total net revenue	$33,544	100.0%	$41,416	100.0%	$100,968	100.0%	$114,087	100.0%

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$4,696	$3,262
Accounts receivable, net	35,766	27,006
Prepaid expenses and other current assets	2,202	1,168
Total current assets	42,664	31,436
Property and equipment, net	5,272	3,601
Operating lease right-of-use assets, net	4,049	4,861
Goodwill	856	856
Intangible assets, net	609	709
Deferred income taxes	-	18
Other assets	2,532	2,578
Total assets	$55,982	$44,059
Liabilities and equity
Current liabilities:
Accounts payable	$5,751	$9,342
Accrued expenses and other current liabilities	9,045	5,576
Customer incentives and deposits	2,156	1,221
Lines of credit	27,500	20,442
Current portion of long-term debt	350	500
Current portion of operating lease liabilities	669	643
Total current liabilities	45,471	37,724
Operating lease liabilities, less current portion	3,644	4,395
Deferred income taxes	22	34
Embedded derivative liability	287
Long-term debt, net of current portion	3,296	1,284
Total liabilities	52,720	43,437
Commitments and contingencies
Stockholders' equity:
Total stockholders’ equity	3,262	622
Total liabilities and stockholders’ equity	$55,982	$44,059

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(94)	$(8,303)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,266	1,205
Amortization of operating lease right-of-use assets	509	253
Amortization of discount on notes payable	154	-
Bad debt expense, net of recoveries	95	-
Deferred income tax (benefit) expense	(152)	1,947
Gain on extinguishment of debt	(224)	-
Share-based compensation expense	-	138
Changes in operating assets and liabilities:
Accounts receivable, net	(9,076)	(16,368)
Prepaid expenses and other assets	648	311
Accounts payable	(3,589)	4,590
Operating lease liabilities	(341)	(348)
Accrued expenses, other current liabilities, and customer incentives and deposits	3,581	613
Net cash used in operating activities	(7,223)	(15,962)

Cash flows from investing activities
Purchases of property and equipment and capitalized software	(1,190)	(1,534)
Net cash used in investing activities	(1,190)	(1,534)

Cash flows from financing activities
Borrowings under lines of credit	106,002	111,018
Repayments under lines of credit	(98,833)	(103,354)
Proceeds from the sale of treasury shares	50	440
Proceeds from long term debt	4,000	-
Payments of notes to seller	(1,350)	(636)
Net cash provided by financing activities	9,869	7,468

Effect of foreign exchange rate changes on cash and cash equivalents	(22)	13
Net change in cash and cash equivalents	1,434	(10,015)
Cash and cash equivalents at beginning of year	3,262	18,221
Cash and cash equivalents at end of year	$4,696	$8,206

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP net income attributable to SPAR Group and related per share amounts represent net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment. Adjusted EBITDA represents net income (loss) before, as applicable from time to time, (i) depreciation and amortization of long-lived assets, (ii) interest expense (iii) income tax expense, (iv) restructuring, (v) impairment, (vi) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations, (vii) special items as determined by management, and (viii) review of strategic alternatives. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measures derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income (loss) attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.

Net Income (Loss) attributable to SPAR Group, Inc. to

Adjusted Net Income (Loss) attributable to SPAR Group, Inc. Reconciliation

Diluted income (loss) per share attributable to SPAR Group, Inc. to

Adjusted Diluted income (loss) per share attributable to SPAR Group, Inc. Reconciliation

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income (loss)	$50	$(8,764)	$(94)	$(8,303)
Adjustments to Consolidated EBITDA (net of taxes)	411	4,794	1,125	5,012
Adjusted Net income (loss)	$461	$(3,970)	$1,031	$(3,291)

Diluted income (loss) per common share	$-	$(0.37)	$-	$(0.35)
Adjustments to Consolidated EBITDA per share (net of taxes)	0.01	0.20	0.04	0.21
Adjusted Diluted income (loss) per common share	$0.01	$(0.17)	$0.04	$(0.14)

SPAR Group, Inc.

Net Income (Loss) to Consolidated Adjusted EBITDA to

Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net income (loss)	$50	$(8,764)	$(94)	$(8,303)
Depreciation and amortization	423	404	1,266	1,185
Interest expense	686	663	1,827	1,721
Provision for income taxes	(292)	1,719	(152)	1,953
Subtotal of adjustments to Consolidated Net Income (Loss)	817	2,786	2,941	4,859
Consolidated EBITDA	867	(5,978)	2,847	(3,444)
Legal costs/settlements - non-recurring	527	-	846	-
Share-based compensation	-	84	-	138
Restructuring costs and severance	67	4,018	312	4,018
Other one-time expenses	(74)	1,966	266	2,188
Consolidated Adjusted EBITDA	$1,387	$90	$4,271	$2,900

Source: SPAR Group, Inc.